EXHIBIT 21


      SUBSIDIARIES                  NAMES UNDER             STATE OR OTHER
        OF THE                   WHICH SUBSIDIARIES          JURISDICTION
      REGISTRANT                    DO BUSINESS            OF INCORPORATION

A & W Interlining               American Interlining            Maryland
Services Corp.                        Company
                               Western Coat Pad Company

Acuacultura y Tecnologia              Acuatecsa                 Ecuador
Acuatecsa S.A.*

African Camellia Shipping Ltd.          Same                    Liberia

African Coffee Company, S.P.R.L.*       ACC                     Democratic
                                                                Republic of
                                                                Congo

African Dahlia Shipping Ltd.            Same                    Liberia

African Evergreen Shipping Ltd.         Same                    Liberia

African Fern Shipping Ltd.              Same                    Liberia

African Gardenia Shipping Ltd.          Same                    Liberia

Agencia Maritima del Istmo, S.A.        Same                    Costa Rica

Agencias Generales Conaven, C.A.        Conaven                 Venezuela

Agro Internacional de Honduras,         Same                    Honduras
S.A. de C.V.

Almacenadora Conaven, S.A.              Same                    Venezuela

Atlantic Salmon (Maine) Limited         Same                    Maine
Liability Company*

Buttercup Shipping Limited              Same                    Liberia

Cape Fear Railways, Inc.                Same                    North Carolina

Cayman Freight Shipping                 Same                    Cayman Islands
Services, Ltd.*

Chestnut Hill Farms, Inc.               Same                    Florida

Chestnut Hill Farms Honduras,           Same                    Honduras
S.A. de C.V.

Citrus Export S.A. de C.V.              CITREX                  Honduras

Consorcio Naviero de                    Conaven                 Venezuela
Occidente, C.A.

Continental de Ventas y                 Contiventas, S.A.       Ecuador
Mercadeo S.A.*

Cultivos Marinos, S.A. de C.V.          CUMAR                   Honduras

Delta Packaging Company Ltd.            Same                    Nigeria

Desarrollo Industrial                   DIBSA                   Ecuador
Bioacuatico, S.A.*

Empacadora Litoral, S.A.                Same                    Honduras
de C.V.

Frutas de Rancho Nuevo Litonil, S.A.    Same                    Costa Rica

Globe International Holdings, S.A.*     Same                    Nigeria

Granjas Porcinas del Ecuador
(Granporsa) S.A.*                       Granporsa               Ecuador

Guymon Housing Partners Limited         Same                    Oklahoma
Partnership*

Guymon Development Company              Same                    Oklahoma
L.L.C.*

H& O Shipping Limited                   Same                    Liberia

Harinas de Puerto Rico, Inc.            Same                    Delaware

Holsum Bakers of Puerto Rico            Same                    Division of
                                                                Seaboard
                                                                Corporation

Ingenio Y Refineria San Martin
del Tabacal*                            Tabacal                 Argentina

Interamericana de Tejidos, C.A.*        Interama                Ecuador

Inversiones y Servicios
Diversos, S.A.                          Inversa                 Guatemala

Life Flour Mill Ltd.*                    Same                   Nigeria

Life Shipping Company Limited*           Same                   Nigeria

Minoterie De Matadi, S.A.R.L.*           Same                   Democratic
                                                                Republic of
                                                                Congo

Mobeira, S.A.*                           Same                   Mozambique

Molinos Champion, S.A.*                  Mochasa                Ecuador

Molinos Equarivort, C.A.*                Same                   Ecuador

Molinos del Ecuador, C.A.*               Molidor                Ecuador

National Milling Company of              Same                   Guyana
Guyana, Ltd.

Port of Miami Cold Storage, Inc.         Same                   Florida

Representaciones Maritimas y             Remarsa                Guatemala
Aereas, S.A.

SASCO Engineering Co./                   Same                   Bermuda
Seaboard Sales Corporation

Sandy Isle Food Imports, N.V.            Same                   St. Maarten,
                                                                Netherlands,
                                                                Antilles

Sea Cargo, S.A.                          Same                   Panama

Seaboard Bakeries, Inc.                  Same                   Delaware

Seaboard Export Corporation              Same                   Delaware

Seaboard Express Ltd.                    Same                   Bermuda

Seaboard de Colombia, S.A.               Same                   Colombia

Seaboard de Honduras, S.A. de C.V.       Same                   Honduras

Seaboard del  Peru, S.A.                 Same                   Peru

Seaboard Farms of                   Seaboard Farms of           Georgia
Athens, Inc.                          Athens, Inc.
                                    Jordan Hatchery


Seaboard Farms of                        Same                   Tennessee
Chattanooga, Inc.

Seaboard Farms of                   Seaboard Farms of           Georgia
Elberton, Inc.                        Elberton, Inc.
                                    Seaboard Farms of
                                         Canton


Seaboard Farms of                        Same                   Kentucky
Kentucky, Inc.

Seaboard Farms of                        Same                   Minnesota
Minnesota, Inc.

Seaboard Farms of                        Same                   Florida
Orlando, Inc.

Seaboard Farms, Inc.                     Same                   Oklahoma

Seaboard Florida Ltd.                    Same                   Bermuda

Seaboard Guyana, Ltd.                    Same                   Bermuda

Seaboard Holdings Ltd.                   Same                   British Virgin
                                                                Islands

Seaboard Intrepid, Ltd.                  Same                   Bermuda

Seaboard Marine Bahamas, Ltd.            Same                   Bahamas

Seaboard Marine Ltd.                     Same                   Liberia

Seaboard Marine of Florida, Inc.         Same                   Florida

Seaboard (Nigeria) Limited               Same                   Nigeria

Seaboard Overseas Limited                Same                   Bahamas

S.B.D., Inc.                             Same                   Delaware

Seaboard Ship Management Inc.            Same                   Florida

Seaboard Shipping Services
(PTY) Ltd.                               Same                   South Africa

Seaboard Trading and Shipping Ltd.       Same                   Minnesota

Seaboard Trading de Mexico,
S.A. de C.V.                             Same                   Mexico

Seaboard Transport Inc.                  Same                   Oklahoma

Seaboard Voyager Ltd.                    Same                   Bermuda

Seaboard West Africa Limited             Same                   Sierra Leone

Seadom, S.A.*                            Same                   Dominican
                                                                Republic

Secuador Limited                         Same                   Bermuda

Shilton Limited                          Same                   Cayman Islands

Top Feeds Limited*                       Same                   Nigeria

Transcontinental Capital Corp.           Same                   Bermuda
(Bermuda) Ltd.

Zenith Investments, Ltd.*                Same                   Nigeria



*Represents a minority-owned, non-controlled, non-consolidated subsidiary.